Exhibit 1.1
                             SUBSCRIPTION AGREEMENT

INVESTOR SUBSCRIPTION AGREEMENT FOR BELLACASA PRODUCTIONS, INC.

         Persons interested in purchasing units of BellaCasa Productions, Inc. must return this completed subscription agreement along with their wire transfer, check or money order for their total payment, payable only to:

         BELLACASA PRODUCTIONS, INC.
         Universal Studios, 100 Universal City Plaza
         Building #473, Suite 305
         Universal City, CA 91608

         If and when accepted by us, this subscription agreement shall constitute a subscription for units consisting of one share of our common stock and one Class A warrant and one Class B warrant.

         An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock and warrants will be issued to you shortly thereafter.

         Method of payment: (CIRCLE ONE) Check, Money Order, Wire [phone: (818) 733-1467 or fax: (818) 866-6237 for instructions] payable only to: BellaCasa Productions, Inc.

         I hereby irrevocably tender this subscription agreement for the purchase of _________ units at $1.00 per unit. With this subscription Agreement, I tender payment in the amount of $__________ for the units subscribed.

         In connection with this investment, I represent and warrant as follows:

                  (a) Prior to tendering payment for the units, I received your final Prospectus dated ____________________________ 2001.

                  (b) I am a bona fide resident of the state of _______________.

         Please issue the securities, which I am purchasing as follows:

         Individual(s) -- if more than one owner, please issue as follows:

         [ ] Tenants-in-Common (all parties must sign -- each investor has an undivided interest)

         [ ] Joint Tenants with Right of Survivorship (all parties must sign joint ownership)

         [ ] Adult Custodian for Minor under the Uniform Gift to Minors Act in your state [the minor will have sole beneficial ownership]:
              ______________________________________(Custodian's name), UGMA of
              _______________(State) for _________________________(Minor's name)

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INVESTOR NO. 1                            INVESTOR NO. 2

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Street (residence address)                Street (residence address)

------------------ ------- -------------  ------------------ ------- -----------
City               State       Zip        City               State       Zip

------------------  --------------------  ------------------  ------------------
Home Phone              Business Phone    Home Phone             Business Phone

------------------  --------------------  ------------------  ------------------
Fax                  E-mail               Fax                  E-mail

----------------------------------------  --------------------------------------
Social Security Number                    Social Security Number

----------------------------------------  --------------------------------------
Signature                 Date            Signature                 Date



ACCEPTED BY: BellaCasa Productions, Inc.


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Name, Title                                                          Date

                   SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

         Purchasers of units of BellaCasa Productions, Inc., other than individuals, must complete this form for the proper entity that will hold title to the units. Send this completed subscription agreement along with the proper wire transfer, check or money order for the total payment, payable only to:

         BellaCasa Productions, Inc.,
         Universal Studios, 100 Universal City Plaza
         Building #473, Suite 305
         Universal City, CA 91608

         If and when accepted by us, this subscription agreement shall constitute a subscription for units consisting of one share of our common stock and one Class A warrant and one Class B warrant.

         An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock and warrants will be issued to you shortly thereafter.

         Method of payment: (CIRCLE ONE) Check, Money Order, Wire [phone: (818) 733-1467 or fax: (818) 866-6237 for instructions] payable only to: BellaCasa Productions, Inc.

         ENTITY:

         [ ] CORPORATION (authorized agent of corporation must sign)
         [ ] EXISTING PARTNERSHIP (at least one partner must sign)
         [ ] TRUST (all trustees must sign)


--------------------------------------------------------------------------------
Name of Entity

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Authorized Agent (print name above)

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Title of Authorized Agent

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Social Security or Federal Identification Number of Entity

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Street (business address) or address of Registered Agent

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City                                            State                     Zip

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Business Telephone or Home Telephone of Registered Agent

------------------------------------------------ -------------------------------
Fax                                              E-mail


The undersigned acknowledges that the foregoing information is true, accurate, and complete.

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    Name                                                            Date

For a Trust, all Trustees must sign. Add a line for each to the right of form.

ACCEPTED BY: BellaCasa Productions, Inc.


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Name, Title                                                          Date